Exhibit 99.1

WestRock Provides Update on Ransomware Incident

ATLANTA--(BUSINESS WIRE)--February 5, 2021--WestRock Company (NYSE: WRK) today provided the following update on its previously announced ransomware incident.

WestRock is undertaking extensive efforts to identify, contain and recover from this incident quickly and securely. Upon discovering the incident, WestRock immediately began an investigation, implemented business continuity processes and initiated response containment protocols with the support of cybersecurity experts. These actions included proactively shutting down certain systems in an abundance of caution, as well as taking steps to supplement existing security monitoring, scanning and protective measures. The Company also implemented measures, including manual processes, to respond to customers’ needs. The Company is now systematically bringing its information systems back online in a controlled, phased approach.

“We remain relentlessly focused on remediating this incident while continuing to safely operate our mills and converting plants,” said Steve Voorhees, chief executive officer. “I am proud of the focus and determination of the WestRock team as we manage through this incident and deliver essential products for our customers.”

All of WestRock’s mills and converting locations are producing and shipping paper and packaging. The Company’s mill system production through February 4 was approximately 85,000 tons lower than plan, and the packaging converting operations are close to returning to full planned production levels.

As a result of this incident, shipments from some of the Company’s facilities have lagged production levels. This gap is closing quickly as systems are restored. The WestRock team remains in regular communication with its customers to share information and updates and to meet their business needs. WestRock is also working with its vendors so they are informed, and supply chains remain operational.

The Company maintains a variety of insurance policies, including cyber insurance and business interruption insurance. There may be a time lag between the initial incurrence of costs and the receipt of any insurance proceeds as the Company’s operations return to normal. WestRock continues to assess the overall operational and financial impact of the incident.

Forward-Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement.

Such forward-looking statements include, but are not limited to, statements such as that the packaging converting operations are close to returning to full planned production levels and that there may be a time lag between the initial incurrence of costs and the receipt of any insurance proceeds as the Company’s operations return to normal. Factors that could cause actual results to differ materially from those expressed or implied include the ongoing assessment of the incident; adverse legal, reputational and financial effects on the Company resulting from the incident or additional cyber incidents; and the effectiveness of the Company’s business continuity plans during the ransomware incident. The Company’s businesses are also subject to a number of risks that would affect any such forward-looking statements and may impact management's assumptions. These risks are more particularly described in the Company’s filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

About WestRock

WestRock (NYSE: WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Media:
Courtney James, 470-328-6397
Senior Manager, Corporate Communications and Public Relations
courtney.james@westrock.com